Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national	Identification No.)
bank)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

ANTERO MIDSTREAM PARTNERS LP*

ANTERO MIDSTREAM FINANCE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	4922	46-4109058
Delaware	4922	81-3742749
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1615 Wynkoop Street
Denver, Colorado 80202
(303) 357-7310

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

5.375% Senior Notes due 2024

Each registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

*TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant Guarantors(1)	State or Other Jurisdiction of Incorporation or Formation	IRS Employer Identification Number
Antero Midstream LLC	Delaware	46-5517375
Antero Water LLC	Delaware	47-2263453
Antero Treatment LLC	Delaware	30-0882879

(1)         The address for each of the Registrant Guarantors is 1615 Wynkoop Street, Denver, Colorado 80202, and the telephone number for each of the Registrant Guarantors is (303) 357-7310. The Primary Industrial Classification Code for Antero Midstream LLC is 4922. The Primary Industrial Classification Code for each of Antero Water LLC and Antero Treatment LLC is 1389.

Item 1.   General Information.  Furnish the following information as to the trustee:

(a)                                 Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)                                 Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.         Affiliations with Obligor.  If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.  Foreign Trustee.  Not applicable.

Item 16.  List of Exhibits.       List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.                                            A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.                                            A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated January 14, 2015.**

Exhibit 3.                                            A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.**

Exhibit 4.                                            Copy of By-laws of the trustee as now in effect.**

Exhibit 5.                                            Not applicable.

Exhibit 6.                                            The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.                                            A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.                                            Not applicable.

Exhibit 9.                                            Not applicable.

*      Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784.

**  Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit to the Filing 305B2 dated March 13, 2015 of file number 333-190926.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas and State of Texas on the 6th of June, 2017.

WELLS FARGO BANK, NATIONAL ASSOCIATION

Patrick T. Giordano
Vice President

EXHIBIT 6

June 6, 2017

Securities and Exchange Commission

Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

Patrick T. Giordano
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business March 31, 2017, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$18,876
Interest-bearing balances		227,559
Securities:
Held-to-maturity securities		107,924
Available-for-sale securities		278,250
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		111
Securities purchased under agreements to resell		27,170
Loans and lease financing receivables:
Loans and leases held for sale		13,728
Loans and leases, net of unearned income	916,710
LESS: Allowance for loan and lease losses	10,285
Loans and leases, net of unearned income and allowance		906,425
Trading Assets		45,041
Premises and fixed assets (including capitalized leases)		7,728
Other real estate owned		845
Investments in unconsolidated subsidiaries and associated companies		11,241
Direct and indirect investments in real estate ventures		271
Intangible assets
Goodwill		22,669
Other intangible assets		17,237
Other assets		64,101
Total assets		$1,749,176
LIABILITIES
Deposits:
In domestic offices		$1,245,096
Noninterest-bearing	408,018
Interest-bearing	837,078
In foreign offices, Edge and Agreement subsidiaries, and IBFs		122,120
Noninterest-bearing	981
Interest-bearing	121,139
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		8,893
Securities sold under agreements to repurchase		7,261

Dollar Amounts
In Millions
Trading liabilities	13,575
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	153,308
Subordinated notes and debentures	13,199
Other liabilities	28,578
Total liabilities	$1,592,030

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	106,707
Retained earnings	50,815
Accumulated other comprehensive income	(1,291)
Other equity capital components	0
Total bank equity capital	156,750
Noncontrolling (minority) interests in consolidated subsidiaries	396
Total equity capital	157,146
Total liabilities, and equity capital	$1,749,176

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry
Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Directors
Enrique Hernandez, Jr
Stephen Sanger
Lloyd Dean